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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

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                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JULY 5, 2005

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                        RESEARCH FRONTIERS INCORPORATED
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          DELAWARE                      1-9399               11-2103466
(STATE OR OTHER JURISDICTION    (COMMISSION FILE NUMBER)   (IRS EMPLOYER
     OF INCORPORATION)                                      IDENTIFICATION NO.)

                            240 CROSSWAYS PARK DRIVE
                          WOODBURY, NEW YORK 11797-2033
              (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES AND ZIP CODE)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (201) 934-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

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Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing
           Rule or Standard; Transfer of Listing.


Research Frontiers Incorporated received a letter from The NASDAQ Stock Market on July 5, 2005, indicating that the Company's market value of listed securities is below the minimum $50 million requirement for continued listing on the NASDAQ National Market System. The letter states that if the Company's market value of listed securities does not exceed $50 million for a minimum of 10 consecutive business days prior to August 4, 2005, NASDAQ will notify the Company that the Company's securities will be delisted from the NASDAQ National Market. At that time, the Company may appeal the NASDAQ Staff's determination to a Listing Qualification Panel, if it so chooses.

In the event that the Company's common stock is not in compliance with NASDAQ National Market System listing requirements, the Company intends to apply to transfer the listing of its securities to The NASDAQ SmallCap Market. Research Frontiers currently meets the requirements for listing on the Nasdaq SmallCap Market.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          RESEARCH FRONTIERS INCORPORATED

Dated: July 11, 2005

                                          /s/ Joseph M. Harary
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                                          By: Joseph M. Harary
                                          Title: President